Madison ETFs Trust 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 28, 2025, relating to the financial statements and financial highlights of Madison Aggregate Bond ETF, Madison Covered Call ETF, Madison Dividend Value ETF, and Madison Short-Term Strategic Income ETF, each a series of Madison ETFs Trust, which are included in Form N-CSR for the year ended June 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of Madison Mosaic Income Opportunities ETF, a series of Madison ETFs Trust, under the header “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Milwaukee, Wisconsin

October 24, 2025